UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 5, 2015

UnifiedOnline, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4126 Leonard Drive, Fairfax, VA	22030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (816) 979-1893

IceWEB, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2014 UnifiedOnline, Inc. (formerly known as IceWEB, Inc.) filed a Certificate of Amendment to its Certificate of Incorporation, which included a corrective amendment,  as described in Item 8.01 of this report.  The effective date of this amendment is January 5, 2015.

Item 7.01               Regulation FD Disclosure.

On January 5, 2015, UnifiedOnline, Inc. issued a press release announcing its name change and reverse stock split as described in Item 8.01 of this report.  A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of UnifiedOnline, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

As disclosed in our definitive Information Statement on Schedule 14C as filed with the Securities and Exchange Commission on December 15, 2014, the board of directors and majority stockholder of our company approved a Certificate of Amendment to our Certificate of Incorporation to:

●	change our company’s name from "IceWEB, Inc." to “UnifiedOnline, Inc.”;
●	increase the number of authorized shares of our common stock from 5,000,000,000 to 6,000,000,000 shares; and
●	effect a reverse stock split of our outstanding common stock on the basis of one for four hundred (1:400).

The effective date of these actions is January 5, 2015.  Our common stock will be quoted on the OTC Bulletin Board on a post-split basis beginning on January 6, 2015.  Our CUSIP number will change to 90470W101. Our common stock will be quoted under the symbol “IWEBD” for 20 business days, after which time the symbol will change to UOIP to reflect our new name as described below.

As a result of the reverse stock split, each 400 shares of our common stock issued and outstanding, or held as treasury shares, immediately prior to the effective date of the reverse stock split becomes one share of our common stock on the effective date of the reverse stock split. No fractional shares of common stock will be issued to any shareholder in connection with the reverse stock split and all fractional shares which might otherwise be issuable as a result of the reverse stock split will be rounded up to the nearest whole share.

After the effective date of the reverse stock split, each certificate representing shares of pre-reverse stock split common stock will be deemed to represent 1/400th of a share of our post-reverse stock split common stock, subject to rounding for fractional shares, and the records of our transfer agent, Olde Monmouth Stock Transfer Co., Inc., will be adjusted to give effect to the reverse stock split. Following the effective date of the reverse stock split, the share certificates representing the pre-reverse stock split common stock in our former name will continue to be valid for the appropriate number of shares of post-reverse stock split common stock, adjusted for rounding, in our new name. Certificates representing shares of the post-reverse stock split under our new name will be issued in due course as certificates for pre-reverse stock split common shares are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

3.3           Certificate of Amendment to the Certificate of Incorporation, including the Certificate of Correction.

99.1         Press release dated January 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnifiedOnline, Inc.

January 5, 2015	By:	/s/ Robert M. Howe, III
Robert M. Howe, III
Chief Executive Officer